SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities

and Exchange Act of 1934

Check the appropriate box:

[ x ]          Preliminary Information Statement

[    ]         Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[    ]         Definitive Information Statement

Gulfport Energy Corporation

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check Appropriate Box):

[ x ]          No fee required

[    ]         Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1)             Title of each class of securities to which transaction applies:

2)             Aggregate number of securities to which transactions applies:

3)             Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)             Proposed maximum aggregate value of transaction:

5)                   Total fee paid:

[    ]         Fee paid previously with preliminary materials

[    ]         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing

1)                   Amount Previously Paid:

2)                   Form, Schedule or Registration Statement No.:

3)                   Filing Party:

4)                   Date Filed:

GULFPORT ENERGY CORPORATION

14313 N. MAY AVENUE, SUITE 100

OKLAHOMA CITY, OKLAHOMA 73134

NOTICE OF ACTION WITHOUT A MEETING

To the Stockholders of Gulfport Energy Corporation:

                This Information Statement is being furnished on or about June ____, 2004 by Gulfport Energy Corporation, a Delaware corporation (the “Company”), to holders of the Company’s outstanding common stock, par value $0.01 per share (“Common Stock”), and Cumulative Preferred Stock, Series A, par value $0.01 per share (the “Series A Preferred Stock”), as of close of business on the record date, April 14, 2004 (the “Record Date”), pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The purpose of this Information Statement is:

                (1)   to inform holders of Common Stock that the Company has obtained the written consent of the requisite holders of Common Stock as of close of business on the Record Date approving an amendment, the form of which is attached hereto as Exhibit A, to the Company’s Restated Certificate of Incorporation increasing the authorized number of shares of Common Stock from 20,000,000 to 35,000,000 shares (the “Charter Amendment”);

                (2)  to inform holders of the Series A Preferred Stock that the Company has obtained the written consent of the requisite holders of the Series A Preferred Stock as of close of business on the Record Date approving an amendment, the form of which is attached hereto as Exhibit B, to the Company’s Certificate of Designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof (the “Certificate of Designation”) of the Series A Preferred Stock (i) increasing from 15,000 to 30,000 the number of shares of the Company’s preferred stock that is designated as Series A Preferred Stock and (ii) giving the Company the option to pay dividends on the Series A Preferred Stock, in whole or in part, with additional shares of Series A Preferred Stock, in lieu of cash dividends, after March 31, 2004 and for so long as such shares remain outstanding and prior to the mandatory redemption date (the “Preferred Amendment”); and

(3) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

                The close of business on April 14, 2004 is the Record Date for the determination of the holders of Common Stock and Series A Preferred Stock entitled to receive this Information Statement.  The Company had 10,146,566 shares of Common Stock and 12,533.58 shares of Series A Preferred Stock outstanding as of close of business on the Record Date.  Each share of Common Stock entitles the holder thereof to one vote on the matter submitted to the common stockholders, and each share of Series A Preferred Stock entitles the holder thereof to one vote on the matter submitted to the holders of Series A Preferred Stock.

                Under Delaware law, the affirmative vote of the holders of a majority of the outstanding shares of Common Stock as of close of business on the Record Date is required to approve the Charter Amendment, and pursuant to the Certificate of Designation, the affirmative vote of the holders of at least 66-2/3% of the Series A Preferred Stock outstanding as of close of business on the Record Date is required to approve the Preferred Amendment.  On April 15, 2004, in accordance with Delaware law, the holders of a majority of the outstanding shares of Common Stock executed a written consent approving the Charter Amendment, and on May 1, 2004, in accordance with the Certificate of Designation, the holders of over 66-2/3% of the Series A Preferred Stock outstanding executed a written consent approving the Preferred Amendment.  ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                The approximate date on which this Information Statement is being sent by the Company to the holders of Common Stock and Series A Preferred Stock as of close of business on the Record Date is June ____, 2004.

Sincerely,

                                                                                    Mike Liddell
June ____, 2004                                                          Chief Executive Officer

GULFPORT ENERGY CORPORATION, INC.

14313 N. MAY AVENUE, SUITE 100

OKLAHOMA CITY, OKLAHOMA 73134

INFORMATION STATEMENT

Background

                This Information Statement is being furnished on or about June _____, 2004 by the Company to holders of Common Stock and Series A Preferred Stock as of close of business on the Record Date pursuant to Rule 14c-2 under the Securities Exchange Act.  The purpose of this Information Statement is:

(1) to inform holders of Common Stock that the Company has obtained the written consent of the requisite holders of Common Stock as of close of business on the Record Date approving the Charter Amendment;

(2) to inform holders of the Series A Preferred Stock that the Company has obtained the written consent of the requisite holders of the Series A Preferred Stock of record as of the Record Date approving the Preferred Amendment; and

(3) to serve as notice of the foregoing actions in accordance with Section 228(e) of the Delaware General Corporation Law.

                Section 228(a) of the General Corporation Law of the State of Delaware states that, unless otherwise provided in the certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  The Company’s Restated Certificate of Incorporation contains no provision or language in any way limiting the right of the stockholders to take action by written consent.

                On April 15, 2004, holders of more than a majority of the outstanding shares of Common Stock executed a written consent approving the Charter Amendment, and on May 1, 2004, holders of over 66-2/3% of the Series A Preferred Stock outstanding executed a written consent approving the Preferred Amendment.  These consents were executed following approval of the actions by the Company’s Board of Directors on April 14, 2004. Because the actions have been approved by the holders of the requisite number of outstanding shares of Common Stock and Series A Preferred Stock that are entitled to cast votes, no other stockholder approval of these actions is necessary. This Information Statement will also serve as notice of actions taken without a meeting as required by Section 228(e) of the Delaware General Corporation Law. No further notice of the actions described herein will be given to you.

                This Information Statement is provided to the Company’s stockholders for informational purposes only, and you need not take any further action in connection with this Information Statement. The Company will bear all costs of preparing and delivering this Information Statement.

Outstanding Shares and Voting Rights

                Pursuant to the Company’s Restated Certificate of Incorporation, the Company currently has authorized the issuance of 20,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $0.01 per share, of which the Company has designated 15,000 shares as Series A Preferred Stock. As of close of business on the Record Date, the Company’s only issued and outstanding shares were 10,146,566 shares of Common Stock and 12,533.58 shares of Series A Preferred Stock. Each share of Common Stock outstanding as of close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the common stockholders.  The holders of Series A Preferred Stock do not have any voting rights with respect to the Charter Amendment.  Each share of Series A Preferred Stock outstanding as of close of business on the Record Date is entitled to one vote on the matter submitted to a vote of the holders of Series A Preferred Stock.

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                 This Information Statement is being mailed on or about June ____, 2004 to the holders of record of Common Stock and Series A Preferred Stock as of close of business on the Record Date which is April 14, 2004.  Section 213(b) of the Delaware General Corporation Law sets forth the rules for ascertaining the record date to determine which stockholders of a corporation are eligible to consent to action by written consent pursuant to Section 228 of the Delaware General Corporation Law.  Pursuant to Section 213(b), the Company’s Board of Directors approved the matters set forth in this Information Statement on the Record Date and, therefore, holders of record of the Common Stock and Series A Preferred Stock as of close of business on the Record Date were entitled to consent to the actions described in this Information Statement.

                The April 15, 2004 written consent of common stockholders referenced above and described in this Information Statement was executed by stockholders holding over 67.2% of the shares of Common Stock eligible to vote on those matters on that date.  The May 1, 2004 written consent of holders of Series A Preferred Stock referenced above and described in this Information Statement was executed by stockholders holding over 66-2/3% of the shares of Series A Preferred Stock eligible to vote on those matters on that date.  ACCORDINGLY, WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY. The Charter Amendment and the Preferred Amendment will not be filed with the Delaware Secretary of State and will not become effective until at least 20 days after the mailing of this Information Statement, or on or about July ____, 2004.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

                The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of the Record Date by (i) each director, (ii) each named executive officer, (iii) each person known or believed by the Company to own beneficially five percent or more of the Common Stock and (iv) all directors and executive officers as a group.

	Beneficial Ownership (2)
Name and Address of Beneficial Owner (1)	Shares	Percentage

Charles E. Davidson (3) 411 West Putnam Avenue Greenwich, CT 06830	8,177,595	67.2%

Peter M. Faulkner (4) 767 Third Avenue, Fifth Floor New York, NY 10017	602,565	5.9%

Mike Liddell (5)	1,169,416	11.0%

Robert Brooks (6)	20,000	*

David Houston (7)	20,000	*

Mickey Liddell (8)	20,000	*

Dan Noles (9)	20,000	*

Lisa Holbrook (10)	10,000	*

Michael G. Moore (11)	10,000	*

All directors and executive officers as a group (7 individuals)	1,269,416	12.5%

_________________________

*              Less than one percent

(1)  Unless otherwise indicated, each person or group has sole voting and sole dispositive power with respect to all listed shares.  The address of the Company’s directors and executive officers is 14313 N. May Avenue, Suite 100, Oklahoma City, Oklahoma 73134.

(2)  Beneficial ownership is determined in accordance with the SEC’s rules. In computing percentage ownership of each person, shares of Common Stock subject to options held by that person that are currently exercisable, or exercisable within 60 days of the Record Date, are deemed to be beneficially owned.  These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of each other person. The percentage of shares beneficially owned is based on 10,146,566 shares of Common Stock outstanding on the Record Date.

(3)  Includes 3,574,722 shares of Common Stock held by CD Holding, L.L.C. and 784,273 shares of Common Stock held in an IRA for Mr. Davidson.  Mr. Davidson is the sole member of CD Holding, L.L.C.  Mr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C.  In addition, the amount includes 1,795,860 shares of Common Stock owned by the following investment funds (the “Wexford Entities”) that are affiliated with Wexford Management:  Wexford Special Situations 1996, L.P.; Wexford Special Situations 1996 Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.  Includes 2,022,740 shares of Common Stock issuable upon the exercise of warrants that are currently exercisable owned by the following investment funds that are affiliated with Wexford Management:  Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.  Mr. Davidson disclaims beneficial ownership of the 1,795,860 shares of Common Stock and warrants to purchase 2,022,740 shares of Common Stock owned by the Wexford Entities.

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(4)   Represents shares of Common Stock owned by Rumpere Capital Trading Partners, Ltd. and  PMF Partners, LLC.

(5)   Includes 712,146 shares of Common Stock held of record by Liddell Investments, L.L.C.  Mr. Liddell is the sole member of Liddell Investments, L.L.C. and 457,270 shares of Common Stock issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of the Record Date.

(6)   Represents 20,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(7)   Represents 20,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(8)   Represents 20,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(9)   Represents 20,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(10) Represents 10,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

(11) Represents 10,000 shares of Common Stock issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of the Record Date.

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THE ACTIONS

Background

                On April 14, 2004, the Company’s Board of Directors authorized an offering of transferable subscription rights to subscribe for and purchase shares of Common Stock to holders of Common Stock (the “Rights Offering”).  The Company intends to issue an aggregate of approximately 10,000,000 shares of Common Stock, assuming the Rights Offering is commenced and is not otherwise terminated.  The Company has filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission with respect to the Rights Offering.  No further approval is required from either the Board of Directors or the holders of Common Stock for the Company to commence the Rights Offering and issue the shares pursuant thereto.  However, the Company’s Board of Directors may cancel the Rights Offering in whole or in part, in its sole discretion at any time prior to the time the Rights Offering expires for any reason (including a change in the market price of the Common Stock).

Increase in Authorized Shares of Common Stock

                On April 14, 2004, the Company’s Board of Directors adopted resolutions approving, and as of April 15, 2004, the holders of more than a majority of the outstanding shares of Common Stock approved, the Charter Amendment increasing the number of authorized shares of Common Stock from 20,000,000 shares to 35,000,000 shares.  The form of the Certificate of Amendment of the Company’s Certificate of Incorporation that reflects the increase in the authorized Common Stock is attached hereto as Exhibit A.  The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock.  However, because the holders of Common Stock and Series A Preferred Stock do not have preemptive rights to purchase or subscribe for any new issuances of Common Stock, the authorization and subsequent issuance of additional shares of Common Stock may reduce the current Common Stockholders’ percentage ownership interest in the total outstanding shares of Common Stock.

                The increase in the authorized number of shares of Common Stock could have an anti-takeover effect.  If the Company's Board of Directors desires to issue additional shares of Common Stock in the future, such issuance could be made by the Board of Directors without the consent of the stockholders and could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

Amendment to Certificate of Designation

                On April 14, 2004 the Company's Board of Directors adopted resolutions approving, and as of May 1, 2004, the holders of record of more than 66-2/3% of the outstanding shares of Series A Preferred Stock approved, the Preferred Amendment which (i) increases from 15,000 to 30,000 the number of shares of the Company’s preferred stock that is designated as Series A Preferred Stock and (ii) gives the Company the option to pay dividends on the Series A Preferred Stock, in whole or in part, with additional shares of Series A Preferred Stock, in lieu of cash dividends, after March 31, 2004, for so long as such shares remain outstanding and prior to the mandatory redemption date.  Currently, the Certificate of Designation provides that holders of Series A Preferred Stock are entitled to receive dividends at the rate of 12% of the liquidation preference per annum payable quarterly in cash or, at the option of the Company for all quarters ending on or prior to March 31, 2004, payable in whole or in part in additional shares of Series A Preferred Stock at the rate of 15% of the liquidation preference per annum.  The Company chose to pay dividends on the shares of Series A Preferred Stock with additional shares of Series A Preferred Stock for the quarterly periods ended March 31, June 30, September 30 and December 31, 2003 and March 31, 2004 and, as a result, had issued an additional 3,241.73 shares of Series A Preferred Stock as of March 31, 2004.  For all quarters after March 31, 2004, dividends would have been payable in cash.  The Preferred Amendment gives the Company the ability to pay dividends on the Series A Preferred Stock with additional shares of Series A Preferred Stock after March 31, 2004 for so long as such shares remain outstanding and prior to the mandatory redemption date.

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Reasons for the Increase in Authorized Shares of Common Stock

                The Company’s Board of Directors and certain of the Company’s stockholders approved the increase in the authorized Common Stock in order to ensure that the Company has a sufficient number of shares of Common Stock for issuance pursuant to the proposed Rights Offering and to meet the Company’s existing obligations to issue shares of Common Stock.  As of the Record Date, there were 20,000,000 shares authorized, with 10,146,566 shares of Common Stock issued and outstanding and 2,687,288 shares reserved for specific purposes, including issuance upon the exercise of outstanding options and warrants.  Even if the Rights Offering is not commenced or is otherwise terminated, the additional shares will provide increased flexibility for the Company to raise capital.

Reasons for the Amendment to Certificate of Designation

                The general purpose and effect of the Preferred Amendment was to authorize continued payment of in-kind dividends to holders of Series A Preferred Stock.  The Board of Directors believes that it is prudent to provide more flexibility to the Company in the methods in which the Company can pay dividends to holders of Series A Preferred Stock.  The Preferred Amendment gives the Company the option to continue paying dividends on the Series A Preferred Stock in additional shares of Series A Preferred Stock, which, if exercised, would enable the Company to use its funds for general corporate purposes.

Interests of Certain Persons in the Actions

                One of the Company’s principal holders of Common Stock and Series A Preferred Stock, CD Holding, L.L.C., has agreed subject to certain conditions, to back-stop the Rights Offering by purchasing all of the shares of Common Stock that are not otherwise subscribed for by the other holders of subscription rights.  In return for its agreement to backstop the Rights Offering, CD Holding, L.L.C. will receive a commitment fee equal to 2% of the gross proceeds of the Rights Offering which, at the option of CD Holding, L.L.C., may be applied to the subscription price payable upon exercise of the rights issued to it in the Rights Offering.  Also in connection with the Rights Offering, on April 30, 2004, the Company entered into a $3.0 million revolving credit facility with CD Holding, L.L.C.

Dissenters’ Rights of Appraisal

                The Company’s stockholders have no rights to appraisal of their shares of Common Stock or other rights to dissent under Delaware law, the Company’s Certificate of Incorporation or Bylaws in connection with the matters discussed in this Information Statement.

ADDITIONAL INFORMATION

      Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, and current reports on Form 8-K, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives at www.sec.gov.

By the Order of the Board of Directors

Date: June , 2004	By:	/s/ Lisa Holbrook
Lisa Holbrook
Oklahoma City, Oklahoma		Secretary

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EXHIBIT A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GULFPORT ENERGY CORPORATION

                GULFPORT ENERGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

                FIRST:  The name of the corporation is Gulfport Energy Corporation. The Corporation was originally incorporated under the name "WRT Energy Corporation" and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 20, 1997. A Restated Certificate of Incorporation amending the original Certificate of Incorporation to opt the Corporation out of Section 203 of the Delaware General Corporation Law was filed with the Secretary of State of the State of Delaware on July 11, 1997. A certificate of amendment changing the Corporation's name to "Gulfport Energy Corporation" was filed with the Secretary of State of the State of Delaware on March 30, 1998.

                SECOND: The first paragraph of Article IV of the Restated Certificate of Incorporation, as amended, is hereby amended and restated in its entirety to read as follows:

The Corporation is hereby authorized to issue a total of forty million (40,000,000) shares of capital stock which shall be subdivided into classes as follows:

                THIRD:  The first sentence of subparagraph (a) of Article IV is hereby amended and restated in its entirety to read as follows:

Thirty five million (35,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph.

                FOURTH: The foregoing amendments were duly adopted by the board of directors of the Corporation by resolutions adopted by unanimous written consent dated April 14, 2004 in accordance with the provisions of Sections 141(f) of the General Corporation Law of the State of Delaware.

                FIFTH:  In lieu of a meeting and vote of stockholders the holders of a majority of the issued and outstanding voting capital stock of the Corporation have each given their respective written consent to the foregoing amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

                SIXTH:   The foregoing amendments were duly adopted in accordance with the applicable provisions of Section 242(b) of the General Corporation Law of the State of Delaware

         IN WITNESS WHEREOF, Gulfport Energy Corporation has caused this certificate to be executed by Mike Liddell, its Chief Executive Officer and duly authorized officer, as of July __, 2004.

GULFPORT ENERGY CORPORATION

By:	/s/ Mike Liddell
Mike Liddell
Chief Executive Officer

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EXHIBIT B

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RELATIVE,

PARTICIPATING, OPTIONAL AND OTHER SPECIAL RIGHTS

OF PREFERRED STOCK AND

QUALIFICATIONS, LIMITAITONS AND RESTRUCITONS

OF

CUMULATIVE PREFERRED STOCK, SERIES A

OF

GULFPORT ENERGY CORPROATION

___________________________________________

PURSUANT TO SECTION 242
OF THE
DELAWARE GENERAL CORPORATION LAW
___________________________________________

Gulfport Energy Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

First: The Corporation filed a Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Cumulative Preferred Stock, Series A of the Corporation, par value US$0.01 per share (the “Series A Preferred Stock”), with the Secretary of State of the State of Delaware on March 28, 2002 (the “Series A Designations”).

Second: The Board of Directors of the Corporation (the “Board’), by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, duly adopted the following resolution setting forth the amendment to the Series A Designations:

Resolved, that the Board deems it in the best interests of the Corporation to amend the Certificate of Designations, Preferences and Relative Participating, Optional And Other Special Rights Of Preferred Stock And Qualifications, Limitations And Restrictions of Cumulative Preferred Stock, Series A of Gulfport Energy Corporation, par value US$0.01 per share (the “Series A Preferred Stock”), filed with the Secretary of State of the State of Delaware (the “Series A Designations”), in order to (i) increase from 15,000 to 30,000 the number of shares of Series A Preferred Stock that the Corporation is authorized to issue and (ii) amend the dividend provisions set forth therein to allow for the Board, at its option, with respect to any Dividend Period (as defined in the Series A Designations), not just Dividend Periods ending on or prior to March 31, 2004, in lieu of declaring a cash dividend for such Dividend Period, declare a dividend payable in whole or in part in shares of Series A Preferred Stock, subject to the other conditions and provisions set forth in the Series A Designations by deleting Section 1 and Section 3(a)(ii) of the Series A Designations in their entirety and replacing them as follows:

“SECTION 1.  Designation, Number of Shares and Liquidation Preference.  The series of Preferred Stock created by this resolution shall be designated the “Cumulative Preferred Stock, Series A” (the “Series A Preferred Stock”).  The number of authorized shares of Series A Preferred Stock shall be 30,000.  The liquidation preference of each share of Series A Preferred Stock (the “Liquidation Preference”) shall be $1,000.00.”

SECTION 3.  Dividends.  (a) “(ii) Dividends shall be payable, net of any amounts required to be withheld for or with respect to taxes, to holders of record as they appear on the stock books of the Corporation at close of business on such record dates, not more than 60 days nor less than 10 days prior to the respective Dividend Payment Date, as shall be fixed by the Board.  If any Dividend Payment Date is not a Business Day (as defined below), the quarterly dividend to be paid on such Dividend Payment Date shall be paid on the next following Business Day.  A “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized by law to be closed.  Dividends shall be payable in cash; provided, however, the Board may, at its option, with respect to any Dividend Period, in lieu of declaring a cash dividend for such Dividend Period, declare a dividend payable in whole or in part in shares of Series A Preferred Stock, provided, further, that if the Board elects to pay such a dividend, the sum of (1) the aggregate Liquidation Preference of the shares of Series A Preferred Stock declared as a dividend, and (2) any cash so paid as a dividend shall equal 125% of the cash dividend accruing for such Dividend Period without regard to this and the preceding proviso.  Accumulated and unpaid dividends for any past Dividend Periods shall be declared and paid at such time as the Corporation has funds legally available therefor, without reference to any Dividend Payment Date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board.”

Third:  The execution and filing of this Certificate of Amendment was duly approved by written consent of the holders of the Series A Preferred Stock of the Corporation in lieu of a meeting as of May 1, 2004, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

[signature page follows]

In Witness Whereof, Gulfport Energy Corporation has caused this Certificate of Amendment to be executed by its Chief Executive Officer and duly authorized officer, this ____ day of July 2004.

GULFPORT ENERGY CORPORATION

By:	/s/ Mike Liddell

Mike Liddell

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